Exhibit B

AMENDMENT NO. 5 TO AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF STAGWELL MEDIA LP May 10, 2023

THIS AMENDMENT NO. 5 (this “Amendment”) TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (as amended, the “Agreement”) of Stagwell Media LP (the “Partnership”), dated as of August 13, 2018 (the “Closing Date”) among The Stagwell Group LLC (in its capacity as general partner of the Partnership, the “General Partner”), Mark J. Penn (the “Initial Limited Partner”) and the limited partners listed in Schedule 1 attached hereto (in their capacities as limited partners of the Partnership, the “Limited Partners”) (the General Partner and the Limited Partners being herein collectively called the “Partners”). Capitalized terms not otherwise defined shall have the meanings ascribed to such terms in the Agreement. Pursuant to Section 12.1(a) of the Agreement, the Agreement is hereby amended as follows:

1. The Agreement is hereby amended by adding the following Section 2.3(g):

(g) Notwithstanding anything herein to the contrary, the Class B Limited Partners shall not have the right to cause the Partnership to effect an in-kind distribution of Class A Common Stock of Stagwell Inc. to the extent that the Class B Limited Partners (together with any other Persons whose beneficial ownership of Common Stock would be aggregated with any of the Class B Limited Partners for purposes of Section 13(d) or Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable regulations of the U.S. Securities and Exchange Commission (the “Commission”), including any “group” of which the Class B Limited Partners are members (the foregoing, “Attribution Parties”)) would, immediately after giving effect to such distribution, beneficially own a number of shares of Class A Common Stock of Stagwell Inc. in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2.3(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In order to ensure that a Class B Limited Partner and its Attribution Parties do not exceed the Beneficial Ownership Limitation in connection with any instruction to the Partnership to effect a distribution-in-kind, each Class B Limited Partner shall inform the Partnership at the time of giving such instruction of the number of shares of Class A Common Stock of Stagwell Inc. then beneficially owned by such Class B Limited Partner and its Attribution Parties as determined in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission, and such instruction shall be deemed not to be delivered to the extent (and only to the extent) such Beneficial Ownership Limitation would be exceeded immediately after giving effect to such distribution. The Partnership shall be entitled to rely on representations made to it by each Class B Limited Partner regarding beneficial ownership of shares of Class A Common Stock. The “Beneficial Ownership Limitation” shall initially be 9.9% of the number of shares of Class A Common Stock outstanding immediately after such distribution-in-kind. Notwithstanding the foregoing, by written notice to the Partnership, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Partnership, the Class B Limited Partners, acting as a class, may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage. Upon such a change by a Class B Limited Partner of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Class B Limited Partner without first providing the minimum 61-day notice required by this Section 2.3(g).

For the avoidance of doubt, this provision shall not (i) be deemed to limit or restrict the Partnership’s obligation to deliver the shares subject to the distribution that the Partnership agreed on May 8, 2023 to make to the Class B Limited Partners concurrently with the Class B Limited Partners’ agreement to dispose of such distributed Class A shares to Stagwell Inc. or (ii) affect the ability of the Class B Limited Partners to cause the Partnership to effect an in-kind distribution of Class A Common Stock of Stagwell Inc. to the extent that the Class B Limited Partners, together with the Attribution Parties, would not immediately after giving effect to such distribution, beneficially own a number of shares of Class A Common Stock of Stagwell Inc. in excess of the Beneficial Ownership Limitation.

Except as set forth herein, the Agreement is otherwise unchanged. Sections 12.2 through 12.7 of the Agreement are hereby incorporated into this Amendment by reference, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed effective as of the date first above written.

GENERAL PARTNER: STAGWELL MEDIA LP By: The Stagwell Group LLC, its general partner

By:	/s/ Mark J. Penn
Name: Mark J. Penn
Title: Managing Member

INITIAL LIMITED PARTNER: MARK J. PENN

By:	/s/ Mark J. Penn

Executed on behalf of a party listed on Schedule 1: Name: Class A Partner

By:	/s/ Mark J. Penn
Name: Mark J. Penn
Title:

Class A Limited Partner

By: Polpat LLC

By:      /s/ Brandt Vaughan

Name: Brandt Vaughan

Title:   Chief Operating Officer

  Ballmer Group

[Signature Page to Amendment No. 5 to A&R Limited Partnership Agreement of Stagwell Media LP]

AlpInvest Partners US Secondary Investments 2016 I C.V. By: AlpInvest Partners Secondary Investments 2016 I B.V., its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

AlpInvest PEP Secondary 2017 C.V. By: AlpInvest PEP GP B.V., its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

AlpInvest Secondaries Fund VI C.V. By: AlpInvest SF VI B.V., its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

AlpInvest Secondaries Fund (Euro) VI C.V. By: AlpInvest SF VI B.V., its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

GGG US Secondary 2017 C.V. By: AlpInvest GGG B.V., its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

AlpInvest GA Secondary C.V. By: AlpInvest GA B.V., its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

AG Secondary C.V. By: AlpInvest G GP, B.V., its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

APSS Secondary C.V. By: AlpInvest PSS GP B.V., its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

AJ Secondary C.V. By: AlpInvest J GP BV, its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

AP Fondo Secondaries II C.V. By: AlpInvest Fondo B.V., its general partner By: AlpInvest Partners B.V., its managing director

By:	/s/ Rob de Jong
Name:	Rob de Jong
Title:	Managing director

By:	/s/ Marc Rademakers
Name:	Marc Rademakers
Title:	Tax Counsel

SCHEDULE 1 - LIMITED PARTNERS

Class A Limited Partners

Polpat LLC Mark J. Penn

Class B Limited Partners

AlpInvest Partners US Secondary Investments 2016 I C.V.

AlpInvest PEP Secondary 2017 C.V.

AlpInvest Secondaries Fund VI C.V.

AlpInvest Secondaries Fund (Euro) VI C.V.

GGG US Secondary 2017 C.V.

AlpInvest GA Secondary C.V.

AG Secondary C.V.

APSS Secondary C.V. AJ Secondary C.V.

AP Fondo Secondaries II C.V.

Class B Blocker Investors

AlpInvest Partners US Secondary Investments 2016 I C.V.

AlpInvest PEP Secondary 2017 C.V.

AlpInvest Secondaries Fund (Euro) VI C.V.

GGG US Secondary 2017 C.V.

AG Secondary C.V.

APSS Secondary C.V.

AJ Secondary C.V.

AP Fondo Secondaries II C.V.